UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2006 (November 10, 2006)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

480 N. Sam Houston Parkway E., Suite 300, Houston Texas 77060

(Address of Principal Executive Offices)

(281) 820-1919

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 10, 2006, Crimson Exploration Inc. issued a press release announcing financial results for the quarter ended September 30, 2006 and recent operational activity. The Company also announced that management will hold a conference call to discuss the information in the press release on Tuesday, November 14, 2006 at 9:30 a.m. CST. The press release is included in this report as Exhibit 99.1.

The information contained in Exhibit 99.1 is incorporated herein by reference. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2006	CRIMSON EXPLORATION INC.
/s/ E. Joseph Grady
E. Joseph Grady Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 10, 2006

Exhibit 99.1

Crimson Exploration Inc. Announces Third Quarter 2006 Financial and Operational Results

Houston, TX – (BUSINESS WIRE) – November 10, 2006 - Crimson Exploration Inc. (OTCBB:CXPO - News) today announced financial and operational results for the third quarter of 2006.

Summary Financial Results

Revenues for the third quarter of 2006 were $5.6 million compared to revenue of $4.7 million in the prior year quarter, an approximate 20% increase due to higher average realized prices and slightly higher production volumes, both of which are quantified below.

Production for the third quarter of 2006 was 694,793 mcfe of natural gas equivalents, or 7,552 mcfe per day, compared with production of 667,094 mcfe, or 7,251 per mcfe day, in the 2005 quarter. Exclusive of the impact of Hurricane Rita related shut-ins of our Cameron Parish LA fields for the last nine days of September 2005, production was substantially flat quarter over quarter. New production from two wells drilled earlier in the year in Colorado, and increased production from recompletions in our Grand Lake field in Cameron Parish, have more than offset normal field decline, resulting in us increasing our average daily production to a current range of between 8,000 to 9,000 mcfe per day.

Average prices received in the field during the third quarter of 2006 were $67.83 per barrel of oil and $6.67 per mcf of natural gas, or $8.49 per mcfe of natural gas equivalent, compared to $59.47 per barrel of oil, $8.81 per mcf and $9.27 per mcfe for the 2005 quarter. Adjusting for the effects of realized losses on our commodity price hedges, our average realized prices in the 2006 quarter were $61.01, $6.72 and $8.07 for oil, natural gas and natural gas equivalents, respectively. For 2005, average realized prices for the quarter were $38.58, $7.46 and $7.03 per barrel, mcf and mcfe, respectively. Realized prices in 2005 were more negatively impacted by older, less advantageous hedge contracts that expired in the fourth quarter of 2005.

Total Operating Expenses for the 2006 quarter were approximately $5.7 million compared to $3.4 million in the 2005 quarter. Of the $2.3 million increase in total operating expenses, lease operating expenses contributed approximately $750,000 due to higher workover costs on production-enhancing activity and higher prices for supplies and services prevalent in the industry. General and administrative costs increased by approximately $1.2 million, approximately $1.0 million of which is related to non-cash compensation expense related to the adoption of SFAS 123R for employee stock options. Exploration expense was approximately $200,000 in the 2006 quarter, compared to no expense in 2005, as we paid delay rentals on our Culberson County leases.

Other Income and Expense was a net positive $4.3 million for the 2006 quarter compared to a net charge of approximately $3.4 million in 2005, with the main difference being a $4.3 million non-cash unrealized gain in the 2006 quarter related to recognizing the mark-to-market value of our derivative instruments at quarter end, compared to a $3.3 million unrealized loss in the 2005 quarter for the derivative instruments in place at that time.

Cash flow from operations for the third quarter of 2006, exclusive of changes in working capital, was $2.1 million, a 9% decrease from the $2.3 million reported for the 2005 quarter. We reported net income for the third quarter of 2006 of $2.6 million compared to a net loss of $1.3 million for the third quarter of 2005, an increase related primarily to the net after-tax effects of the change in the mark-to-market value of our hedges.

Selected Financial and Operating Data

The following table reflects certain comparative financial and operating data for the three and nine month periods ending September 30, 2006 and 2005:

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2006	2005	%	2006	2005	%
Total Volumes Sold:
Crude oil (barrels)	45,484	46,034	-1%	136,517	138,513	-1%
Natural gas (mcf)	421,889	390,890	8%	1,105,341	1,155,543	-4%
Natural gas equivalents (mcfe)	694,793	667,094	4%	1,924,443	1,986,621	-3%

Daily Sales Volumes:
Crude oil (barrels)	494	500	-1%	500	507	-1%
Natural gas (mcf)	4,586	4,249	8%	4,049	4,233	-4%
Natural gas equivalents (mcfe)	7,552	7,251	4%	7,049	7,277	-3%

Daily Sales Volumes (mcfe) by Area:
Cameron Parish LA	3,977	3,803	5%	3,536	3,895	-9%
Texas Onshore	2,664	2,776	-4%	2,723	2,728	0%
DJ Basin CO	873	631	38%	751	607	24%
Other	38	41	-8%	39	47	-17%
	7,552	7,251	4%	7,049	7,277	-3%

Average oil sales price ($ per bbl):
Average price received in field	$67.83	$59.47	14%	$65.43	$52.45	25%
Realized effects of hedging instruments	(6.82)	(20.89)	-67%	(5,57)	(15.21)	-63%
Net realized price, after hedging	$61.01	$38.58	58%	$59.86	$37.24	61%

Average basis differential (NYMEX–WTI)	$(2.32)	$(3.44)	-33%	$(2.70)	$(2.95)	-8%

Average gas sales price ($ per mcf):
Average price received in field	$6.67	$8.81	-24%	$6.96	$7.26	-4%
Realized effects of hedging instruments	0.05	(1.35)	na	0.01	(0.74)	na
Net realized price, after hedging	$6.72	$7.46	-10%	$6.97	$6.52	7%

Average basis differential (Houston Ship Channel)	$0.58	$0.42	38%	$0.31	$0.30	3%

Selected Costs ($ per mcfe):
Lease operating expenses	$3.23	$2.25	44%	$2.88	$2.15	34%
Depreciation and depletion expense	$1.48	$1.29	15%	$1.40	$1.18	19%
General and administrative expense	$3.07	$1.46	110%	$3.11	$1.27	145%
Interest	$0.13	$0.07	90%	$0.05	$0.63	-92%

Cash provided by operating activities,
exclusive of changes in working capital	$2,103,080	$2,278,382	-8%	$6,817,670	$4,830,050	41%

Capital expenditures
Leasehold acquisition	$347,532	$94,721		$8,670,217	$822,234
Exploratory	3,478,893	546,750		3,842,762	2,877,921
Development	2,337,244	1,693,244		5,982,786	5,018,274
Other	61,018	27,176		137,647	121,111
	$6,224,687	$2,361,891		$18,633,412	$8,839,540

Capital expenditures by Area
Cameron Parish LA	$1,683,904	$598,700		$3,859,239	$1,378,586
Texas Onshore	3,931,349	987,137		13,384,361	4,248,962
Texas Offshore	-	546,750		-	2,877,921
DJ Basin CO	548,416	202,129		1,252,165	213,211
Other	61,018	27,175		137,647	120,860
	$6,224,687	$2,361,891		$18,633,412	$8,839,540

Earnings per Common Share
Basic	$0.51	$(0.76)		$0.45	$(2.23)
Fully Diluted	$0.28	$(0.76)		$0.45	$(2.23)

Non – GAAP Financial Measures

Crimson also presents net cash flow from operations, exclusive of working capital items, which consists of net cash provided by operating activities plus the period change in accounts receivable, other current assets, accounts payable and accrued expenses. Management uses this measure to assess the company’s ability to generate cash to fund exploration and development activities. Management interprets trends in this measure in a similar manner as trends in cash flow and liquidity. Net cash flows from operations, exclusive of working capital items should not be considered as an alternative to net cash provided by operational activities as defined by GAAP. The following is a reconciliation of net cash provided by operational activities to net cash flow from operations, exclusive of working capital items:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

Net cash provided by (used in) operating activities	$3,065,767	$2,480,269	$8,697,397	$1,949,882
Changes in working capital
Accounts receivable	784,731	714,448	111,881	1,725,094
Prepaid Expenses	(57,250)	104,883	70,904	197,095
Accounts payable and accrued expenses	(1,690,168)	(1,021,218)	(2,062,512)	957,979

Net cash flow from operations, exclusive of working capital items	$2,103,080	$2,278,382	$6,817,670	$4,830,050

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
ASSETS	2006	2005
Total current assets	$5,486,583	$5,825,078
Net property and equipment	70,103,153	54,223,059
Total other assets	2,480,949	3,066,812

Total Assets	$78,070,685	$63,114,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	September 30,	December 31,
Total non-current liabilities	2006	2005
Total stockholders’ equity	$6,769,628	$6,855,735
	8,675,632	3,453,952
	62,625,425	52,805,262
Total Liabilities & Stockholders’ Equity	$78,070,685	$63,114,949

CRIMSON EXPLORATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005

OPERATING REVENUES
Oil and gas sales	$5,609,961	$4,692,410	$15,873,521	$12,694,321
Operating overhead and other income	26,218	43,887	82,500	99,349
Total Operating Revenues	5,636,179	4,736,297	15,956,021	12,793,670

OPERATING EXPENSES
Lease operating expenses	2,245,161	1,500,328	5,534,562	4,266,190
Exploration expenses	180,635	-	236,553	-
Depreciation, depletion and amortization	1,028,112	862,423	2,701,919	2,353,432
Dry holes, abandoned property and impaired assets	47,013	-	59,435	391,339
Asset retirement obligations	20,994	19,161	62,982	57,483
General and administrative	2,129,634	973,062	5,994,371	2,526,191
Total Operating Expenses	5,651,549	3,354,974	14,589,822	9,594,635

INCOME(LOSS) FROM OPERATIONS	(15,370)	1,381,323	1,366,199	3,199,035

OTHER INCOME AND EXPENSE
Interest expense	(34,189)	(44,758)	(99,989)	(1,261,358)
Other financing cost	(50,910)	(11,825)	(139,474)	(1,921,984)
Loss from equity in investments	-	(32,756)	(1,843)	(68,915)
Loss on sale of assets	-	415	-	(38,501)
Unrealized gain (loss) on derivative instruments	4,343,441	(3,319,955)	5,620,388	(4,714,661)
Total Other Income and (Expense)	4,258,342	(3,408,879)	5,379,082	(8,005,419)

INCOME (LOSS) BEFORE INCOME TAXES	4,242,972	(2,027,556)	6,745,281	(4,806,384)

INCOME TAX(EXPENSE) BENEFIT	(1,635,936)	773,133	(2,563,571)	1,622,935

NET INCOME (LOSS)	$2,607,036	$(1,254,423)	$4,181,710	$(3,183,449)

Operational Review by Area

Madisonville Area

Shortly after the end of the third quarter of 2006, we finalized the drilling of the Johnston #2 well in the Rodessa formation in this field. As previously reported, we moved off of that well and began drilling the Fuhlberg #2 well less than a mile to the southeast of the Johnston well, again targeting the Rodessa. We are currently drilling at approximately 9,500 feet on the Fuhlberg and are drilling the disposal well as of the date of this release. We expect to be at targeted depth of 12,500 feet on the Fuhlberg within the next 30 days. Expansion of the processing plant through which our gas is expected to be flowed continues on schedule and is expected to be operational sometime in the first quarter of 2007. We anticipate that our wells will be ready to commence production about the same time that the plant expansion is complete.

D-J Basin, CO

Production from the two wells we drilled earlier in the year has stabilized at approximately 300 mcfe per day, net to our interest. We have retained a Denver based consulting firm that continues to analyze our entire holdings in the D-J Basin to identify additional potential drilling opportunities. We own approximately 18,000 gross (14,000 net) undeveloped acres in the D-J basin. Further drilling in this area during 2006 and 2007 will be based on the results of this study and contingent upon rig availability.

Cameron Parish LA

During the third quarter of 2006, we finalized recompletions on the #30 and #17 wells that have added approximately 1,700 mcfe to our net daily production from the Grand Lake Field (WI 100%). These increases allowed us to offset normal production decline and restore production levels to pre-hurricane rates.

At our Lacassine Field (WI 100%), production rates had been limited by salt water disposal capacity resulting from the shut-in from the hurricanes last fall. During the quarter we converted the Lacassine Co. B-11 well to an additional salt water disposal well and performed remedial work on one of the shut-in wells in order to restore it to production.

South Texas

During the third quarter we also recompleted the Weinneimer #1 well in our Alwan field that added approximately 325 mcfe per day, net, to our production.

Mississippi Coal Bed Methane

During the third quarter we resolved surface rights disputes on our option acreage and finalized plans to drill 3 stratigraphic core wells to evaluate the feasibility of developing and producing coal bed methane from Wilcox coals between 900 feet and 3200 feet in southeast Mississippi, where we have 125,000 acres under option. Existing well control in the area shows the existence of coal beds but have limited quantitative and qualitative data to determine their producibility. The actual drilling of those wells should still be completed by yearend. The Company anticipates spending approximately $400,000 on this feasibility study. Crimson will pay 85% of the cost of the core wells to earn an 85% WI in the project.

Teleconference Call

Crimson management will hold a conference call to discuss the information described in this press release at 9:30 a.m. CST on Tuesday, November 14, 2006. Those interested in participating may do so by calling the following phone number: (866) 558-6338, (International (213) 785-2437) and entering the participant code 7963024. A replay of the call will be available from November 14, 2006 through November 21, 2006 by dialing toll free (888) 203-1112, (International (719) 457-0820) and asking for replay ID code 7963024.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2005 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 281-820-1919
Source:	Crimson Exploration Inc.